EXECUTION VERSION

ASSIGNMENT AND ASSUMPTION OF LEASE

AND LANDLORD CONSENT

This ASSIGNMENT AND ASSUMPTION OF LEASE AND LANDLORD CONSENT (“Agreement”), made as of this 28th day of April, 2023, by and among Oculus CRS, LLC, a Colorado limited liability company (“Assignor”), Lifted Liquids, Inc. d/b/a Lifted Made, an Illinois corporation (“Assignee”), and Centerpoint Unlimited Limited Liability Company, a New Mexico limited liability company (“Landlord”).

W I T N E S S E T H

WHEREAS, Assignor desires to assign to Assignee all of Assignor’s interest under that certain Lease Agreement, dated November 26th, 2022 (the “Lease”) between Landlord, as landlord, and Assignor, as tenant, for the property located at 16178 US Hwy 550, Aztec, San Juan County, New Mexico, as more particularly described therein (the “Premises”). A true and correct copy of the Lease is annexed hereto as Exhibit A; and

WHEREAS, in connection with Assignor’s sale of substantially all of its assets to Assignee (the “Transaction”), including its rights to the Premises under the Lease, Assignee agrees to assume all of Assignor’s obligations as tenant under the Lease, subject to the terms set forth herein; and

WHEREAS, Landlord hereby consents to the assignment and assumption for all purposes of the Lease, subject to the terms set forth herein (the “Assignment”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Assignor does hereby assign to Assignee all of its right, title and interest in, to and under the Lease, effective as of the closing of the Transaction (the “Effective Date”).

2.Assignee hereby accepts such assignment and hereby assumes all of the obligations of and the performance of all of the terms, conditions, covenants and agreements on the part of Assignor to be performed under the Lease, in each case first accruing from and after the Effective Date.

3.Assignor hereby represents and warrants to  Assignee that: (a) as of the date of this Agreement, (i) to Assignor’s knowledge, Landlord has fully performed all of its obligations, liabilities and covenants under the Lease, (ii) Assignor knows of no default by Landlord under the Lease or any situations which, with notice or the passage of time, or both, would constitute a default under the Lease, and (iii) to Assignor’s knowledge, Assignor has no rights of offset or defense against Landlord; and (b) Assignor has not prior to the date of this Agreement assigned, subleased, licensed, mortgaged or otherwise transferred, voluntarily or involuntarily, the Lease or Assignor’s interest therein.

4.Landlord hereby represents and warrants to Assignor and Assignee that: (a) as of the date of this Agreement Assignor has fully paid and performed all of its obligations, liabilities and covenants under the Lease, and Landlord knows of no default by Assignor under the Lease or any situations which, with notice, the passage of time or both, would constitute a default under the Lease; and (b) without limiting the foregoing, all rent and other charges due and owing under the Lease have been paid by Assignor through the date hereof.

5.Landlord hereby unconditionally consents to the Assignment. In connection with the foregoing, and notwithstanding anything to the contrary contained in the Lease, Landlord hereby acknowledges and agrees that the execution and delivery of this Agreement by Landlord shall be the only requirement with respect to obtaining Landlord’s consent to the Assignment. Landlord hereby acknowledges that the Assignment will not trigger any default under the Lease or any recapture or termination rights (if any) in the Lease and will not result in a change in Tenant’s or Landlord’s rights or current obligations under the Lease (e.g., rights personal to Tenant will be unaffected by the ownership change, including, without limitation, the rights of Tenant to exercise the renewal options, extension options, purchase options, or other options (if any) granted to Tenant under the Lease).

6.From and after the Effective Date, all notices, consents and other communications to be delivered to Assignee under the Lease shall be sent to:

Lifted Liquids, Inc. d/b/a Liquid Made

c/o LFTD Partners Inc.

14155 Pine Island Drive

Jacksonville, FL 32224

Email:gerardmjacobs@lftdpartners.com; ceo@urb.shop; jakejacobs@lftdpartners.com with a copy of all legal notices (which shall not constitute notice) to:

Fox Rothschild LLP

321 N. Clark St.

Suite 1600

Chicago, IL 60654

Attention:Marc Smith

Email:mcsmith@foxrothschild.com

7.At any time and from time to time after the date hereof, each party shall execute and deliver or cause to be executed and delivered to the other parties such other instruments and take such other action as such other party hereto may reasonably request, in order to carry out the intent and purpose of this Agreement.

8.Other than as expressly contemplated by this Agreement, including the assignment and assumption contemplated hereby, each of the parties hereto hereby agrees and confirms that the Lease remains in full force and effect in accordance with its terms as of the Effective Date, subject to the terms of this Agreement.  To the extent of any inconsistency between the terms and provisions of this Agreement and the Lease, the terms and provisions of this Agreement will control.

9.This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Facsimile, electronic and/or .pdf signatures on this Agreement shall have the same binding force and effect as original ink signatures.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ASSIGNOR:

OCULUS CRS, LLC

By:	Chase Sanchez
Name:	/s/ Chase Sanchez
Title:	Owner

ASSIGNEE:

LIFTED LIQUIDS, INC d/b/a LIFTED MADE

By:	/s/ William Jacobs
Name:	William Jacobs
Title:	President

Acknowledged, agreed and consented to:

LANDLORD:

CENTERPOINT UNLIMITED LIMITED LIABILITY COMPANY

By:	/s/ Robert Spearman
Name:	Robert Spearman
Title:	Member

EXHIBIT A

LEASE AGREEMENT

This LEASE AGREEMENT is made and entered into effective the 26th day of November, 2022, by and between CENTERPOINT UNLIMITED LIMITED LIABILITY COMPANY, a New Mexico Limited Liability Company, of PO Box 6735, Farmington, NM 87499-6735, [hereinafter referred to as “Lessor”], and OCULUS CRS, LLC, a Colorado Limited Liability Company, c/o CHASE SANCHEZ, of 330 White Tail, Arboles, CO 81121, [hereinafter referred to as “Lessee”].

In consideration of the parties' performance of the provisions of this lease agreement, the parties agree and covenant as follows:

SECTION ONE
LEASED PREMISES

Lessor leases to Lessee, and Lessee leases from lessor the large shop building (approximately 4800 square feet) and adjacent fenced parking area located at 16178 US Hwy 550, Aztec, San Juan County, New Mexico [hereinafter “the Premises"]. The parties acknowledge and agree that the remaining buildings and structures located at 16178 (small cinder block building and semi trailer) and 16176 and 16174 US Hwy 550, Aztec, San Juan County, New Mexico will remain in the possession of Lessor.

The parties acknowledge and agree that Lessor shall access the remaining portion of 16178 and all of 16174 and 16176 US Hwy 550, Aztec, San Juan County, New Mexico through the gates located on the Premises being leased to Lessee. Lessee shall not deny Lessor access through the gates and shall not hinder, delay or block Lessors access in any manner.

SECTION TWO
TERM

The term of this lease (the "term") shall be for a period of one (1) year, commencing on the 1st day of December, 2022, and continuing in force until the 30th day of November, 2023, unless terminated earlier as provided in this lease. Provided that Lessee is not in breach or default hereunder, Lessee shall have the option to renew this lease for an additional one (1) year term under the same terms and conditions and with rent as agreed upon by the parties. Lessee shall give Lessor written notice of the election to renew not less than one hundred ninety (90) days prior to the expiration of the initial term.

The parties agree that Lessee shall take possession of the Premises on November 26, 2022. Rent shall be prorated for the month of November, 2022 and shall be due and payable upon the signing of this Lease Agreement.

SECTION THREE
RENT

Lessee, in consideration of the leasing of the Premises, agrees to pay Lessor, as and for rent hereunder the sum of Three Thousand Eight Hundred Fifty and No/100 Dollars ($3,850.00) per month. All monthly payments are due and payable in advance on the first day of each month.

SECTION FOUR
TAXES AND INSURANCE

Lessor shall pay all real property taxes and assessments which may be separately assessed against the land or the improvements forming the taxable unit within which the Premises are situated for each lease year during the term hereof, within thirty (30) days of receipt of tax notice. Lessor shall, at Lessor’s expense, pay for and maintain a property insurance policy on the Premises, insuring the building and other improvements on the Premises against perils of fire, extended coverage, vandalism, malicious mischief, and special extended coverage (“all risk”). Further, Lessee and Lessor shall be responsible for maintenance and repair of the Premises as set forth in Section Eight below. Lessee shall be responsible for all janitorial services, and for any improvements made to the Premises during the term of this lease.

In the event Lessor’s property insurance premiums are increased due to the nature of Lessee’s business conducted on the Premises or in the event real property taxes are increased due to any improvements or accommodations made by Lessee to conduct its business on the premises, rent, as provided for in Section Two above, shall be increased accordingly.

SECTION FIVE
SECURITY DEPOSIT

Lessor acknowledges receipt of the sum of Three Thousand Eight Hundred Fifty and No/100 Dollars ($3,850.00) that Lessor is to retain as security for the faithful performance of all the terms and conditions of this lease agreement. In no event shall Lessor be obligated to apply the deposit on rents or other charges in arrears or on damages for failure to perform the terms and conditions of this lease agreement by Lessee. Application of the security deposit to the arrears of rental payments or damages shall be at the option of Lessor. The right to possession of the Premises by Lessor for nonpayment of rent or for any other reason shall not be affected by this security deposit.

The security deposit is to be returned to Lessee when this lease agreement is terminated, according to the terms of this lease agreement, if not applied toward the payment of rent in arrears or toward the payment of damages suffered by reason of any breach of the terms and conditions of this lease agreement by Lessee. In no event is the security to be returned until Lessee has vacated the demised Premises and delivered possession to Lessor. The security deposit will draw no interest.

If Lessor repossesses the Premises because of the default of Lessee or because of a failure by Lessee to carry out the terms and conditions of this lease agreement, Lessor may apply the security to all

Lease Agreement (Centerpoint Unlimited LLC to Oculus CRS LLC)

damages suffered to the date of repossession and may retain the balance of the security to apply on damages that may accrue or be suffered subsequently by reason of the default or breach of Lessee. Lessor shall not be obligated to hold the security in a separate fund, but may mix the security with other funds of Lessor.

SECTION SIX
USE OF PREMISES

Lessee covenants and agrees that the Premises will not be used for any unlawful purpose. The Premises are to be used for processing hemp and manufacturing hemp products, and for all other purposes permitted under the present zoning. Lessee shall be solely responsible for obtaining any zoning changes and/or variances which may be required to conduct Lessee’s business on the Premises.

SECTION SEVEN
ALTERATION AND IMPROVEMENTS

Lessee, at Lessee’s expense and with Lessor’s express written consent, which shall not be unreasonably withheld, may make, or cause to be made, any alterations, additions, or improvements to the Premises as needed for the use specified above.

Lessee shall promptly pay for all materials and labor associated with making, or causing to be made, any alterations, additions, or improvements on the Premises and shall not allow any liens or encumbrances to be placed on the Premises. Lessee shall promptly discharge any lien which may be placed on the Premises, and shall in good faith contest the lien, or defend the enforcement of the lien in legal proceedings. Lessee agrees to indemnify and hold harmless Lessor and Lessor’s agents, successors, and assigns from any and all claims, liens, costs, and expenses, including attorney fees, arising from, or in connection with, the construction of any improvements on the Premises.

If this lease terminates, for any reason whatsoever, the improvements built, constructed, or placed on the Premises by Lessee, with the exception of fixtures removable without damage to the Premises and removable personal property, shall, unless otherwise provided by written agreement between Lessor and Lessee, be the property of lessor and remain on the Premises at the expiration or earlier termination of this lease agreement. Notwithstanding, Lessee shall be entitled to remove any unique or specialized equipment installed by Lessee, provided Lessee repairs any damages to the Premises caused by such removal.

SECTION EIGHT
REPAIR AND MAINTENANCE

By taking possession of the Premises, Lessee accepts Lessor’s warranty that the Premises are in good and working order, condition and repair. Lessee, at its own cost and expense, shall maintain the interior and exterior of the Premises and appurtenances, including but not limited to the parking area, signs, windows, doors, and trade fixtures in good condition and repair, and shall, when and if needed, arrange for all repairs to the same. Lessee shall, on the expiration or earlier termination of the terms

Lease Agreement (Centerpoint Unlimited LLC to Oculus CRS LLC)

of this lease agreement, surrender the Premises to Lessor in the same condition as when received, reasonable wear and tear excepted.

Lessee shall be responsible for all interior maintenance. Interior maintenance shall be deemed to include, but shall not be limited to, repairs or replacements required for windows, doors, floor covering (excluding floor slab), interior walls, ceilings, painting and decorating, electrical fixtures and equipment. In addition, Lessee shall be responsible for the repair (but not replacement of) and general maintenance of building systems, HVAC systems, plumbing systems, sidewalks, and parking lots and areas. Lessee shall be responsible for any costs and expenses incurred due to installation and removal of trade fixtures and equipment installed by Lessee. Lessee shall be responsible for landscaping, snow removal and waste removal. Lessee, at its sole cost and expense, shall keep the Premises at all times in good condition and in a sanitary and safe condition in accordance with the laws of the State of New Mexico, and in accordance with all directions, rules and regulations of the applicable New Mexico department and authorities, health offices, fire marshals, building inspectors or other proper officers of the governmental agencies having jurisdiction, and, except as set forth in the indemnification provisions below, Lessee shall comply with all environmental and other requirements of law, ordinance or otherwise pertaining to or affecting the Premises. Lessee shall permit no waste or nuisance upon or damage or injury to the Premises or utilities supplied thereto.

Lessor shall be responsible for the cost of replacement of, or major repairs to, the mechanical systems, plumbing, and structural parts of the building, including, but not limited to, the roof, exterior and load-bearing walls, floor slab, foundation, and structural elements of or on the Premises, unless the maintenance and repairs are necessitated by the negligent act or omission of Lessee, its agents, employees, or invitees. All maintenance and repairs necessitated by the negligent act or omission of Lessee shall be the responsibility of Lessee. Unless damage is caused by Lessor’s negligent acts or omissions, Lessor shall not be liable for any failure to make repairs or to perform any maintenance, including any cost incurred by the interruption of Lessee’s operations as a result of any repair or maintenance, unless the failure shall persist for an unreasonable length of time after written notice of the need for such repair or maintenance is given to Lessor by Lessee.

SECTION NINE

GENERAL LIABILITY, INDEMNIFICATION AND INSURANCE

Lessee assumes all risks and responsibilities for accidents, injuries, and death to persons or property occurring in, on, or about the Premises. Lessee agrees to indemnify and hold harmless Lessor and Lessor’s agents, successors, and assigns from any and all claims, liabilities, losses, costs, and expenses, including attorney fees, arising from, or in connection with, the condition, use, or control of the Premises, including the improvements on the Premises, no matter how caused, and for any act done by Lessee, or any agent, invitee, or licensee of Lessee, or any other party, except in the case of Lessor’s failure to perform, or negligent performance of, a duty imposed by law. Lessee shall, at Lessee’s sole cost and expense, maintain general public liability insurance against claims for personal injury, death, or property damage on, in, or about the Premises. The insurance shall afford protection of not less than One Million and No/100 Dollars ($1,000,000.00) combined single limit for bodily injury, including death, and property damage. The policy of comprehensive general public liability insurance shall name Lessor as an additional insured party, shall provide that it shall not be cancelled

Lease Agreement (Centerpoint Unlimited LLC to Oculus CRS LLC)

or terminated without at least thirty (30) days prior written notice to Lessor, and shall be issued by an insurer and in a form satisfactory to Lessor. Lessee shall provide Lessor with proof of insurance not less frequently than annually. Lessor further reserves the right to obtain additional insurance coverage, at their own expense, in form and amounts considered prudent by Lessor with respect to similar types of property.

Lessor shall, during the term of this lease agreement, and any extension thereof and any other period of occupancy of the Premises, at Lessor’s sole cost and expense, maintain a standard form property insurance policy insuring the building and other improvements on the Premises against perils of fire, extended coverage, vandalism, malicious mischief, and special extended coverage (“all risk”). The policy shall be for an amount not less than $250,000.00, with companies which are authorized to do business in the State of New Mexico, and shall be written in the names of, and for the benefit of, Lessor and Lessee, as their respective interests may appear. The amount of insurance shall be adjusted as additions or improvements are made to the Premises.

The insurance policies required by this lease agreement shall be procured within thirty (30) days of delivery of possession of the Premises to Lessee and shall be kept and maintained in full force during the entire term of this lease agreement at the expense of Lessee. In the event of failure of Lessee to procure the required insurance and to pay the premiums on the insurance or to properly maintain and keep in force the insurance, Lessor shall have the right to procure the insurance and pay the insurance premiums, which amounts shall be deemed additional rent and shall be due and payable with the next installment of rent due from Lessee.

SECTION TEN
ASSIGNMENT AND SUBLETTING

Lessee shall not assign this lease, nor sublet the leased Premises, without the prior written consent of Lessor which consent shall not be unreasonably withheld. Lessor may assign any interest in this lease or any sums due under this lease.

SECTION ELEVEN
UTILITIES

Lessee shall maintain all utility services, including water, gas, electricity, telephone, and garbage collection, in Lessee’s name and shall pay promptly all charges due on the services during the term. Lessee shall be responsible for the payment of all utilities.

SECTION TWELVE
DEFAULT

Lessor may, without prior notice or demand, terminate this lease, reenter, and take possession of the Premises, on the happening of any of the following events of default: (a) if Lessee fails to pay rent within fifteen (15) days after notice from Lessor of nonpayment; or (b) if Lessee fails to cure any default in the performance of any covenant of this lease within fifteen (15) days after written notice of the default(s); or (c) if a petition in bankruptcy shall be filed by or against Lessee and the trustee

Lease Agreement (Centerpoint Unlimited LLC to Oculus CRS LLC)

shall fail to assume the lease within 60 days of filing of the petition, thereby being deemed to have rejected this lease or if Lessee shall make a general assignment for the benefit of creditors or receive the benefit of any insolvency or reorganization act; or (d) if an execution or attachment shall be issued under which the Premises shall be taken or occupied or attempted to be taken or occupied by anyone other than Lessee; or (e) if this lease is assigned or the Premises sublet to, or occupied by, any person other than Lessee. On the happening of any event of default, Lessor may immediately terminate this lease, and may retain possession of any personal property belonging to Lessee which shall be found on the Premises pending settlement under this lease, and shall be entitled to all other rights and remedies provided by law.

SECTION THIRTEEN
TERMINATION

After vacating the Premises, Lessee shall pay for all utility services due and have them discontinued, will see that the Premises are cleaned, remove all trash or other refuse from the Premises, and deliver any keys for buildings and/or gates to Lessor or Lessor’s agent. In the event that Lessee remains in possession after the termination of this lease, by expiration or otherwise, no rights shall be created in Lessee and rent shall be due for the period of the holding over at the rate set forth above.

SECTION FOURTEEN
WAIVER

Lessor’s failure to enforce any term of this lease shall not be deemed a waiver of the enforcement of that or any other term, nor shall any acceptance of a partial payment, or late payment of rent be deemed a waiver of Lessor’s right to the full amount of the rent. Lessee shall pay a late payment penalty of five percent (5%) of the monthly rent, if Lessee fails to pay rent on or before the tenth (10th) day of each month.

SECTION FIFTEEN
SUCCESSORS

The terms, covenants, and conditions of this lease shall bind and inure to the benefit of the heirs, personal representatives, and successors and permitted assigns of the parties.

SECTION SIXTEEN
NOTICES

All notices required or permitted under this lease shall be in writing and shall be served on the parties at their respective addresses as stated at the beginning of this lease agreement. Any notice shall be either: (a) sent by certified mail, return receipt requested, in which case notice shall be deemed delivered 3 business days after deposit, postage prepaid in the U.S. mail; or (b) sent by a nationally recognized overnight courier, in which case notice shall be deemed delivered 1 business day after deposit with the courier. The addresses of the parties as set forth above in this lease may be changed by written notice to the other party, provided, however, that no notice of a change of address shall be effective until actual receipt of the notice.

Lease Agreement (Centerpoint Unlimited LLC to Oculus CRS LLC)

SECTION SEVENTEEN
TIME OF THE ESSENCE

Time is of the essence of this lease, and all provisions of this lease relating to time shall be strictly construed

SECTION EIGHTEEN
APPLICABLE LAW

This lease shall be construed and enforced in accordance with the laws of the State of New Mexico. Any action brought to enforce or construe this lease shall be brought in the Eleventh Judicial District Court, San Juan County, New Mexico, regardless of residence or whereabouts of any party at the time the action is brought.

SECTION NINETEEN

SEVERABILITY

If any term or provision of this lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this lease shall not be affected by such an occurrence, and each term and provision of this lease shall be valid and be enforceable to the fullest extent permitted by law.

SECTION TWENTY

ENTIRE AGREEMENT

This lease constitutes the entire agreement between the parties and may not be modified except in writing, signed by both parties. The parties to this instrument have executed this lease as of the date and year first written above.

Signed in duplicate originals and counterparts effective the date first above written.

CENTERPOINT UNLIMITED LLC
Lessor

BY:	/s/ Robert Spearman
ROBERT SPEARMAN, Member

OCULUS CRS, LLC
Lessee

BY:	/s/ Chase Sanchez
Chase Sanchez, Member

Lease Agreement (Centerpoint Unlimited LLC to Oculus CRS LLC)